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                                                                   EXHIBIT 10.21

[COMERICA LOGO]

MODIFICATION TO REVOLVING CREDIT AND SECURITY AGREEMENT

         This Second Modification to Revolving Credit and Security Agreement (this "Modification") is entered into by and between IKOS SYSTEMS, INC. ("Borrower") and COMERICA BANK-CALIFORNIA ("Bank") as of this 27th day of March, 2001, at San Jose, California.

                                    RECITALS

         This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

         Bank and Borrower previously entered into a Revolving Credit and Security Agreement dated March 31, 2000, which was subsequently amended pursuant to that certain modification agreement dated July 27, 2000. The Revolving Credit and Security Agreement and each modification shall collectively be referred to herein as the "Agreement."

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

                                   AGREEMENT

         1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.


         2. Modifications to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

Section 1.1 Defined Terms. "Current Liabilities" is hereby deleted in its entirety and replaced with the following:

         "CURRENT LIABILITIES" shall mean, in respect of a Person and as of any applicable date of determination, (a) all liabilities of such Person that should be classified as current in accordance with GAAP, including, without limitation, any portion of the principal of the Indebtedness under this Agreement, plus (b) to the extent not otherwise included, all liabilities of the Borrower to any of its Affiliates (including officers, directors, shareholders, subsidiaries and commonly held companies)."


Section 1.1 Defined Terms. "REVOLVING CREDIT MATURITY DATE" is hereby deleted in its entirety and replaced with the following:

         "REVOLVING CREDIT MATURITY DATE" shall mean March 31, 2002."

Section 2.1 is hereby deleted in its entirety and replaced with the following:

         2.1 "Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, the Bank agrees to make Advances of the Revolving Credit to Borrower at any time and from time to time from the effective date hereof until (but not including) the Revolving Credit Maturity Date. The aggregate principal amount of Advances shall not exceed (a) Five Million Dollars ($5,000,000) minus (b) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Subject to the terms and conditions of this Agreement, amounts hereunder may be repaid and reborrowed at any time prior to the Revolving Credit Maturity Date. Borrower may prepay all or part of the outstanding Advances without premium or penalty."

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Section 7.4 Financial Covenants. Tangible Net Worth is hereby deleted in its entirety and replaced with the following:

Tangible Net Worth. Maintain a Tangible Net Worth of not less than the following amounts during each of the respective periods:

                              Period                                              Amount
                              ------                                              ------
From the date of this Agreement and thereafter to increase by 50% of          $20,000,000.00
quarterly net profit after taxes and 75% of new equity.

         3. Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

         4. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

         IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

IKOS SYSTEMS, INC.                                COMERICA BANK-CALIFORNIA

By:  /s/ JOSEPH W. ROCKOM                         By:  /s/ GUY SIMPSON
   ----------------------------------------          ----------------------------------------
                                                     Robert Ways, Assistant Vice President
                                                     Guy Simpson for Rob Ways

Title: CFO
      -------------------------------------

By:    /s/ ROBERT WAYS
      -------------------------------------

Title: CEO
      -------------------------------------
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